UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2011

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113564 (Commission File Number)	20-0262555 (IRS Employer Identification No.)

920 East Algonquin Road Suite 120 Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant’s telephone number, including area code:  (224) 653-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2011, the Company determined to file a suspension of registration under Section 12h-3(b)(1)(i) of the Securities Exchange Act of 1934.  As a result, the Company’s duty to file periodic reports will be immediately suspended as of the date of filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

By:	/s/ Andrew Jillings
	Name:	Andrew Jillings
	Title:	Chief Executive Officer
Date:  May 20, 2011